UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2014

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 27, 2014, the Compensation Committee of the Board of Directors of American Tower Corporation (the “Company”) considered the compensation arrangements with the Company’s executive officers. The information in the table below sets forth the determinations of the Compensation Committee with respect to base salaries and cash bonus incentive targets for the year ending December 31, 2014 for the Company’s chief executive officer, chief financial officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2013 (collectively, the “Current Named Executive Officers”).

Name	2014 Base Salary	2014 Target Cash Bonus Potential
		(% of base salary/ $)

James D. Taiclet, Jr., Chairman of the Board, President and President and Chief Executive Officer	$1,100,000	130% / $1,430,000

Thomas A. Bartlett, Executive Vice President and Chief Financial Officer	$750,000	80% / $600,000

William H. Hess, Executive Vice President, International Operations and President, Latin America and EMEA	$650,000	80% / $520,000

Steven C. Marshall, Executive Vice President and International President, U.S Tower Division	$650,000	80% / $520,000

Edmund DiSanto, Executive Vice President, Chief Administrative Officer and General Counsel	$600,000	80% / $480,000

In determining annual cash bonus incentive payments for the Company’s Current Named Executive Officers at the end of the year, the Compensation Committee bases its decisions on a number of factors, including the Company’s financial performance, the achievement of certain strategic goals and each executive’s contribution to the Company’s overall performance. If the Company exceeds its goals and/or the executive exceeds his or her goals, the annual cash bonus incentive could be subject to increase at the discretion of the Compensation Committee, up to a maximum of 200% of the executive’s bonus target. Additional information regarding compensation of the executive officers listed above will be included in the Company’s 2014 Proxy Statement when filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION

(Registrant)

Date: March 5, 2014	By:	/s/ THOMAS A. BARTLETT
Thomas A. Bartlett

Executive Vice President and Chief Financial Officer